AMENDMENT No. 5 TO NOTE AGREEMENT
                                 (June 28, 1996)



         This Amendment No. 5 to Note Agreement ("Amendment") is entered into effective as of June 28, 1996 by PLM International, Inc. (the "Company") and each of the other parties signing this Amendment on the signature page hereof (the "Purchasers").

                                    Recitals


         The Company and SunAmerica Life Insurance Company (formerly named Sun Life Insurance of America), American Life and Casualty Insurance Company, Alexander Hamilton Life Insurance Company of America and Republic Western Insurance Company have previously entered into that Note Agreement dated June 30, 1994 (the "Note Agreement"). Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Note Agreement.

         The Company desires to amend the Note Agreement in accordance with the terms of this Amendment. The Purchasers executing this Amendment constitute the Required Noteholders necessary to approve this Amendment.

         NOW, THEREFORE, in and for the mutual convenants and agreements set forth herein and other good and valuable consideration, the Note Agreement is amended as follows:

                  1. The definition of "Funded Debt" in Section 1.3 is amended by deleting clause (ii) therein and substituting in lieu thereof the following:

                           "(ii)    Non-Recourse Secured Debt,"

                  2. Section 1.3 is amended by adding the following definitions:

                           "Equipment  Assets"  means any item of Equipment  and
                  any other item of tangible personal property acquired by the Company or any Subsidiary for the purpose of lease or sale in connection with the business of the Company or such Subsidiary.

                           "Portfolio  Assets"  means  a  portfolio,   group  or
                  collection of Equipment Assets.

                           "Non-Recourse  Secured  Debt" means Debt with respect
                  to which (i) none of the Company or any Subsidiary has or will have under any circumstances (except fraud in the making), any personal or recourse liability for the repayment of such Debt (either directly as the primary obligor indirectly as a guarantor) and (b) the proceeds of such Debt are used to pay the acquisition price for Equipment Assets and the repayment thereof is secured by a Security Lien on Equipment Assets so acquired and the proceeds of such Equipment Assets.

                  3. Section 6.16 is amended by deleting subsection (a) thereof in its entirety.

                  4. Section 6.17 is amended by deleting subsection (g) thereof in its entirety and replacing the same with the new subsection (g) set forth below, by deleting the word "and" at the end of paragraph (g) thereof, by replacing the period at the end of paragraph (h) thereof with "; and,", and by adding new subsection (i) set forth below:

                           "(g) Liens securing  Non-Recourse Secured Debt (which
                  Liens shall encumber only the Equipment Assets acquired with such Non-Recourse Debt and the proceeds of such assets);"

                           "(i) Liens on the assets and stock of FSI and IMI and
                  securing the Debt owed by FSI and IMI (which Debt is guaranteed by the Company and FSI) under that certain Note Agreement dated June 28, 1996 up to $27,000,000 floating rate senior secured notes due August 15, 2002 entered into by the Company, FSI, IMI and SunAmerica Life Insurance Company and/or one or more of its affiliates or designees as the Purchasers thereunder (the "New Facility")."

                  5. Section 6.21 is amended by adding the word "Assets" after the word "Equipment contained in subjection (f) thereof, by deleting subsection (j) thereof in its entirety and replacing the same with new subsection (j), by deleting the word "and" after subsection (m) thereof, by replacing the period at the end of subsection (n) thereof with a semicolon, and by adding the following as new subsections (o) and (p):

                           "(j)  Investments  by  FSI  or  TEC  in  any  limited
                  partnership of which FSI or TEC is the general partner or in any limited liability company of which FSI or TEC is manager; provided that (i) without limiting the other provisions of this Section 6, all Debt of such Person shall be Non-Recourse to the Company and its Subsidiaries except FSI or TEC, as applicable, and (ii) such Person shall be engaged in a business reasonably similar to any of the businesses engaged in by the Company and its Subsidiaries as of the date of this Agreement;"

                           "(o)  Investments  by the Company  consisting  of the
                  acquisition of the Voting Stock or all or substantially all the assets of Persons engaged in businesses similar to the business of the Company; and"

                           "(p)  Investments  by the Company  consisting  of the
                  acquisition of Portfolio Assets."

                  6. Section 6.25(a) is generally amended to permit the prepayment of any Approved Subordinated Debt through the use of funds received by FSI and IMI under the New Facility and subsequently loaned to the Company by FSI and IMI; provided, no such payment shall be made if, as of the date of such payment, any Event of Default or Default shall have occurred and be continuing or if, immediately after giving effect to such payment, any Event of Default or Default would have occurred. Section 6.21(e) is generally amended to not require the subordination of loans made by FSI and IMI to the Company from funds received by FSI and IMI under the New Facility.

         FURTHER, IT IS AGREED (i) the Company's decision to terminate syndication activities shall not cause a Material Adverse Effect pursuant to
Section 5.1(i) of the Agreement and (ii) the termination of the ESOP shall not constitute an Event of Default pursuant to Section 5.1(k) of the Agreement.

         EXECUTED as of the date first above written.

                                    PLM INTERNATIONAL, INC.

                                    By:   _____________________________________


                                    SUNAMERICA LIFE INSURANCE COMPANY

                                    By:   _____________________________________


                                    ALEXANDER HAMILTON LIFE INSURANCE
                                      COMPANY OF AMERICA

                                    By:   _____________________________________


                                    REPUBLIC WESTERN INSURANCE COMPANY

                                    By:   _____________________________________


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